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Exhibit 10.31

The First Marblehead Corporation
Nonstatutory Stock Option Agreement
Granted Under 2002 Director Stock Plan

1.     Grant of Option.

        This agreement evidences the grant by The First Marblehead Corporation, a Delaware corporation (the "Company"), on            , 200            (the "Grant Date") to                        , a non-employee director of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2002 Director Stock Plan (the "Plan"), a total of 4,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") at $                              per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on            (the "Final Exercise Date").

        It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.     Vesting Schedule.

        This option will become exercisable ("vest") as to 100% of the original number of Shares on the Grant Date.

3.     Exercise of Option.

        (a)    Form of Exercise.    Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

        (b)    Continuous Relationship with the Company Required.    Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of the Company (an "Eligible Participant").

        (c)    Termination of Relationship with the Company.    If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 90 days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

        (d)    Exercise Period Upon Death or Disability.    If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not removed the director from the Board as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

        (e)    Removal from the Board.    If the Participant, prior to the Final Exercise Date, is removed by the Company from the Board of Directors, the right to exercise this option shall terminate immediately upon the effective date of such removal.

4.     Nontransferability of Option.

        This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

5.     Provisions of the Plan.

        This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

        IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

The First Marblehead Corporation
Dated:	By:	Name: Title:

PARTICIPANT'S ACCEPTANCE

        The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2002 Director Stock Plan.

PARTICIPANT:

Address:

NOTICE OF STOCK OPTION EXERCISE

                      Date:

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, MA 02199-8157

Attention: Treasurer

Dear Sir or Madam:

        I am the holder of a Nonstatutory Stock Option granted to me under The First Marblehead Corporation (the "Company") 2002 Director Stock Plan on                        for the purchase of                         shares of Common Stock of the Company at a purchase price of $                        per share.

        I hereby exercise my option to purchase                        shares of Common Stock (the "Shares"), for which I have enclosed                        in the amount of            . Please register my stock certificate as follows:

Name(s):

Address:
Tax I.D. #:

Very truly yours,

(Signature)

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  Exhibit 10.31